Exhibit 10.1

Execution Version

AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT, dated as of October 23, 2020 (this “Amendment No. 5”), is by and among SECURUS 365, INC., a Delaware corporation, EVANCE, INC., a Delaware corporation, EVANCE CAPITAL, INC., a Delaware corporation, OMNISOFT, INC., a Delaware corporation and CROWDPAY.US, INC., a New York corporation, as borrowers (each a “Borrower” and collectively, “Borrowers”), THE OLB GROUP, INC., a Delaware corporation, as parent guarantor (“Parent Guarantor”), the financial institutions or other entities from time to time party hereto, each as a Lender and GACP FINANCE CO., LLC as agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and others have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of April 9, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Section 10.5 of the Credit Agreement provides that, among other things, the Borrowers, the Agent and the Required Lenders may make certain amendments to the Credit Agreement and the other Loan Documents for certain purposes;

WHEREAS, the Loan Parties have requested that Agent and the Lenders make certain amendments to the Credit Agreement, including the deletion of a financial covenant, and Agent and the Lenders are agreeable to such request only on the terms and conditions set forth herein; and

WHEREAS, by this Amendment No. 5, Agent, Lenders signatory hereto and Loan Parties signatory hereto intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.                Interpretation. For purposes of this Amendment No. 5, all terms used herein which are not otherwise defined herein, including, but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 5.

2.                Amendments.

(a)              Section 1.1(b) of the Credit Agreement is hereby amended and restated to read as follows: “(i) An amount equal to $1,000,000 of the principal of the Term Loan shall be repaid on July 30, 2018 (subject to prepayment on an earlier date to the extent and in such amounts as required pursuant to Section 1.8(e)) (the “First Repayment”), (ii) an amount equal to $2,000,000 of the principal of the Term Loan shall be repaid on October 31, 2018 (subject to prepayment on an earlier date to the extent and in such amounts as required pursuant to Section 1.8(e)) (the “Second Repayment” and together with the First Repayment, collectively, the “Repayment”), (iii) an amount equal to $125,000 of the principal of the Term Loan shall be repaid on or prior to April 24, 2020, (iv) a scheduled monthly payment of the principal of the Term Loan of $25,000 per month, commencing May 1, 2020 and on the first Business Day of each calendar month thereafter through and including October 1, 2020 (for a total of $150,000), (v) an amount equal to $450,000 of the principal of the Term Loan shall be repaid on or prior to the date of this Amendment No. 5 and (vi) the remainder of the principal of the Term Loan shall be repaid on the Maturity Date. The outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan shall be due and payable on the earlier of (x) the Maturity Date, and (y) the date of the acceleration of the Term Loan in accordance with the terms hereof. The Term Loan Commitments of the Lenders shall terminate on the date of making of the Term Loan. Any principal amount of the Term Loan that is repaid or prepaid may not be reborrowed. All principal of, interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations hereunder. The Term Loan shall be made in and repayable in Dollars.”

(b)             Section 5.18 of the Credit Agreement is hereby amended and restated to read as follows: “Until the later of the Maturity Date and payment in full in cash of all of the Obligations the Borrowers shall maintain, at all times, in the Designated Deposit Account a cash balance in an aggregate amount of not less than $1,000,000. The Designated Deposit Account (and cash in such Designated Deposit Account, which for the avoidance of doubt shall at all times be not less than $1,000,000) shall be subject to the Designated Deposit Account Control Agreement (in form and substance satisfactory to the Agent in its sole discretion), which Designated Deposit Account Control Agreement shall not permit the Borrowers or any other Person (other than the Agent) to withdraw (or set-off) any monies therein or therefrom if, as a result, cash on deposit therein would be less than $1,000,000 at any time without the Agent’s prior written consent. If at any time there shall be less than $1,000,000 on deposit in the Designated Deposit Account, Agent shall have the right to immediately restrict the Borrowers access to such Designated Deposit Account”.

(c)              Section 5.24(a) of the Credit Agreement is hereby amended and restated to read as follows: “[Reserved]”.

(d)             Section 5.26 is hereby added to the Credit Agreement to read as follows: “To the extent that Agent does not have online view access of the Designated Deposit Account, on a weekly basis, the Loan Parties shall provide a balance report with respect to the Designated Deposit Account, which report shall be either an electronic record generated by Wells Fargo Bank or via the Wells Fargo Bank website or a bank statement for the Designated Deposit Account to the Agent. Such report shall be delivered no later than the last Business Day of each week on or prior to 6:00 pm New York time via electronic mail, facsimile or certified mail. From time to time, the Borrower shall also comply with the Agent’s other reasonable information requests with respect to the Designated Deposit Account (within two (2) Business Days of request).”

(e)              Section 7.1(c)(1) of the Credit Agreement is hereby amended and restated to read as follows: “(1) if (x) any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in Section 4.1, 4.7, 5.2 (limited to the last sentence of Section 5.2), 5.3, 5.14, 5.17, 5.18 (including the failure, at any time, to maintain a minimum cash balance of at least $1,000,000 in the Designated Deposit Account), 5.23, 5.24 or 5.26, (ii) any “Event of Default” (as defined in the Limited Recourse Guarantee and Pledge Agreement) has occurred or is continuing under the Limited Recourse Guarantee and Pledge Agreement and/or (iii) any of the Borrowers default in the due observance or performance under Section 5 of the Amendment No. 5; ”

(f)              Schedule B is to the Credit Agreement is hereby amended by:

(i)     adding the following defined terms in alphabetical order:

(A)            “Amendment No. 5” means the Amendment No. 5 to this Agreement dated as of October 23, 2020.

(B)            “Designated Deposit Account” shall mean the “deposit account” of eVance, Inc. account number 4124924275 at Wells Fargo Bank, which “deposit account” is and shall at all times be subject to the Designated Deposit Account Control Agreement and neither any Borrower nor any other Person (other than the Agent) shall withdraw (or set-off) any monies therein or therefrom if, as a result, cash on deposit therein would be less than $1,000,000 at any time without the Agent’s prior written consent.

(C)            “Designated Deposit Account Control Agreement” shall mean the Control Agreement (in form and substance satisfactory to the Agent in its sole discretion) among the Borrowers, the Administrative Agent and Wells Fargo Bank as the bank thereunder with respect to the Designated Deposit Account, which Control Agreement shall not permit the Borrowers or any other Person (other than the Agent) to withdraw (or set-off) any monies from the Designated Deposit Account if, as a result, cash on deposit in the Designated Deposit Account would be less than $1,000,000 at any time without the Agent’s prior written consent.

(ii)   Amending an restating the defined term Loan Documents to read as follows: “Loan Documents” means, collectively, this Agreement, all notes, guaranties, security agreements (including without limitation intellectual property security agreements), mortgages, a perfection certificate in form and substance satisfactory to the Agent, certificates, landlord’s agreements, Control Agreements (including the Designated Deposit Account Control Agreement), the Fee Letter, the Pledge Agreement, the Limited Recourse Guarantee and Pledge Agreement, the Disclosure Schedule and all other agreements, documents and instruments now or hereafter executed or delivered by any Loan Party in connection with, or to evidence the transactions contemplated by, this Agreement.

3.                Representations and Warranties. Each Loan Party, jointly and severally, hereby:

(a)              reaffirms all representations and warranties made to Agent and Lenders under the Credit Agreement and all of the other Loan Documents and confirms that each of the representations and warranties made by Loan Parties in or pursuant to the Credit Agreement, the other Loan Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the other Loan Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of such date;

(b)             reaffirms all of the covenants contained in the Credit Agreement and the other Loan Documents;

(c)              represents and warrants that, other than the Existing Defaults, no Default and/or Event of Default has occurred and is continuing;

(d)             represents and warrants that the execution, delivery and performance by each Loan Party of this Amendment No. 5 and the other documents, agreements and instruments executed by any Loan Party in connection herewith (collectively, together with this Amendment No. 5, the “Amendment Documents”) and the consummation of the transactions contemplated hereby or thereby, are within such Loan Party’s powers, have been duly authorized by all necessary organizational action, and do not contravene (i) the charter or by-laws or other organizational or governing documents of such Loan Party or (ii) any law or any contractual restriction binding on or affecting any Loan Party, except, for purposes of this clause (ii), to the extent such contravention would not reasonably be expected to have a Material Adverse Effect;

(e)              represents and warrants that no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by any Loan Party of any Amendment Document to which it is a party that has not already been obtained if the failure to obtain such authorization, approval or other action could reasonably be expected to result in a Material Adverse Effect; and

(f)              represents and warrants that each Amendment Document has been duly executed and delivered by each Loan Party thereto. This Amendment No. 5 constitutes, and each other Amendment Document will constitute upon execution, the legal, valid and binding obligation of each Loan Party thereto enforceable against such Loan Party in accordance with its respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.                Conditions Precedent. This Amendment No. 5 shall be effective on the date of the satisfaction of each of the following conditions precedent:

(a)              Agent shall have received counterparts of this Amendment No. 5, duly authorized, executed and delivered by Borrowers, Parent Guarantor, Agent and the Lenders;

(b)             Agent shall have received for the benefit of the Lender a payment of $450,000 for repayment of principal on the Term Loan required by Section 1.1(b)(v) of the Credit Agreement as amended by this Amendment No. 5;

(c)              Borrowers shall have established the Designated Deposit Account and deposited not less than $1,000,000 into it (along with providing documentary evidence thereof to the Agent);

(d)             Borrower shall have paid all expenses of Agent and Lenders (including legal fees and costs of Kramer Levin Naftalis & Frankel LLP);

(e)              No Default and/or Event of Default shall have occurred and be continuing; and

(f)              The representations and warranties contained in Section 4 and in the Credit Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent expressly relating to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

5.      Conditions Subsequent. On or prior to December 31, 2020 (or such later date as the Agent may agree in its sole discretion), either (a) Agent shall have received duly executed “springing” Control Agreements with respect to each Deposit Account (other than Restricted Accounts) (including without limitation account number 4527440994 at Wells Fargo Bank and account number 457441000 at Wells Fargo Bank) of each Loan Party for which Agent has not previously received a Control Agreement or (b) each such Deposit Account (other than Restricted Accounts) of each Loan Party for which Agent has not previously received a Control Agreement shall be closed; provided that until Agent’s receipt of a “springing” Control Agreements to the extent any such Deposit Account remains open, the aggregate balance in all such Deposit Accounts shall not at any time exceed $150,000. Failure to deliver the Control Agreements (or close the applicable Deposit Accounts) in accordance with the foregoing sentence shall be an immediate Event of Default under Section 7.1 of the Credit Agreement as if set forth therein.

6.                General.

(a)              Effect of this Amendment No. 5. Except as expressly provided herein, no other consents, waivers, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.

(b)             Fees. Borrower agrees to pay on demand all expenses of Agent and Lenders in connection with the preparation, negotiation, execution, delivery and administration of this Amendment No. 5.

(c)              Governing Law. This Amendment No. 5 shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

(d)             Waiver of Jury Trial. SECTION 10.16 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT NO. 5 MUTATIS MUTANDIS AND SHALL APPLY HERETO AS IF ORIGINALLY MADE A PART HEREOF.

(e)              Binding Effect. This Amendment No. 5 shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

(f)              Counterparts, etc. This Amendment No. 5 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 5 by telecopier or by electronic transmission of a pdf formatted counterpart shall be effective as delivery of a manually executed counterpart of this Amendment No. 5.

(g)             Loan Document. Each of this Amendment No. 5 and the Designated Deposit Account Control Agreement constitute a Loan Document.

(h)             Reaffirmation. Each of the undersigned Loan Parties acknowledges (i) all of its Obligations under the Credit Agreement and each other Loan Document to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) its grant of security interests pursuant to the Loan Documents are reaffirmed and remain in full force and effect after giving effect to this Amendment No. 5, (iii) the Obligations include, among other things and without limitation, the due and punctual payment of the principal of, interest on, and premium (if any) on the Loans and (iv) except as expressly provided herein, the execution of this Amendment No. 5 shall not operate as a waiver of any right, power or remedy of Agent or any Lender, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

(i)               Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party signatory hereto, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known as of the date of this Amendment No. 5, both at law and in equity, which each Loan Party signatory hereto, or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment No. 5, in each case for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed and delivered by their authorized officers as of the day and year first above written.

THE OLB GROUP, INC.,
as Parent Guarantor

By:
Name:
Title:

SECURUS365, INC.,
as a Borrower

By:
Name:
Title:

EVANCE, INC.,
as a Borrower

By:
Name:
Title:

EVANCE CAPITAL, INC.,
as a Borrower

By:
Name:
Title:

OMNISOFT, INC.,
as a Borrower

By:
Name:
Title:

CROWDPAY.US, INC.,
as a Borrower

By:
Name:
Title:

By:
Name:
Title:

Amendment No. 5 to Credit Agreement

AGENT:	GACP FINANCE CO., LLC, as Agent

By:

LENDERS:	GACP I, L.P., as Lender

By:

Amendment No. 5 to Credit Agreement